Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 1, 2023, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-258350) and related Prospectus of Alight, Inc. for the registration of 352,056,664 shares of its Class A common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

May 8, 2023